EXHIBIT NO. 32

CERTIFICATION OF CEO AND CFO PURSUANT TO
18 U.S.C. §1350
AS ADOPTED PURSUANT TO
§906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Form 10-K of Colony Bankcorp, Inc. (the Company) for the year ended    December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, James D. Minix, Interim President and Chief Executive Officer of the Company, and Terry L. Hester, Chief Financial and Accounting Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of our knowledge and belief that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ James D. Minix
James D. Minix
Interim President and Chief Executive Officer
March 15, 2012

/s/ Terry L. Hester
Terry L. Hester
Chief Financial and Accounting Officer
March 15, 2012

This certification accompanies this Report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of §18 of the Securities Exchange Act of 1934, as amended.